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                                                                  EXHIBIT "10.5"

                   Gardens Offices Building Lease Agreement

This Lease Agreement  (hereinafter referred to as  "Lease" ) made this   22nd
day  of     July      , A.D., 1996    , by  and  between   Swiss/M Ltd Partners
     , known herein as Lessor,   Laboratory Specialists, Inc                   ,
known herein as lessee, (The terms "Lessor" and "Lessee" shall be construed in the singular or plural number according as they respectively represent one or more than one person.)

                                  ARTICLE I.

                                   Premises

  WITNESSETH, That the said Lessor does by these present Lease and Demise unto the said Lessee the following described property, to-wit: Lying and being situated in the City of Irving and County of Dallas State of Texas, and being suite number 46, containing approximately 1,085 RSF net rentable square feet, located at 2117 W Airport Freeway, Irving, Texas 75062 (the improvements thereon being hereinafter referred to as "Building"), such floor area as shown on the floor plan attached hereto as Exhibit "A", Page 1 (hereinafter referred to as "Lease premises"). Lessee acknowledges that Lessor has explained to Lessee how the net rentable square feet is calculated by Lessor. Based on these calculations, it is understood by Lessor and Lessee and they agree that the above number of net rentable square feet to be occupied under the terms of this Lease is 8.26% of the total rentable Building area which is approximately 13,131 square feet Exhibit "A", Page 2. The real property on which the Building is located and a part of is more particularly described on Exhibit "A", Page 3 which is attached hereto and incorporated herein by reference for all purposes.

                                  ARTICLE II.

                                     Term

The term of this lease shall be for 12 months beginning on the 1st day of September A.D.1996 and ending the on 31th day of August A.D.1997 to be occupied as General Office and not otherwise.


                                        Option: Additional One (1) Year terms
over the next four years and the rate for any given term may be increased up to 10% of the preceding term. In the event lessor intends to raise the base rate of any given term lessor will give to lessee thirty (30) day written notice of the increase in rent. Failure of lessor to give such statement by the end of any given term shall not constitute a waiver by lessor of its right to increase base rent for a given term. Increase will commence thirty (30) days after notice. Each term will commence immediately unless written notice is given thirty (30) days prior to the end of this twenty four (24) months term or any of the optional terms that Lessee intends to vacate.

                                 ARTICLE III.

                                     Rent

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  3.01 Base Rent. Lessee shall pay to Lessor the sum of  Thirteen  Thousand
Eight Hundred .... 0\100 DOLLARS ($13,800.00 ), payable in equal monthly installments of Eleven Hundred Fifty... 0/100 Dollars ($1,150.00 ) each, from the commencement date of this lease and continuing thereafter for the number of months in the Lease term, payable in advance on the first (1st) day of each month, without notice or demand. Rent for any fractional month at the beginning or ending of the lease term shall be Pro rated on a daily basis.

That the Lessee shall pay the rent at 2121 W Airport Freeway Suite #460, Irving, Texas 75062, monthly in advance as aforesaid, as the same shall fall due.

  3.02 Additional Rent.

  (a) Impositions. Lessee agrees to pay as additional rental of Lessee's proportionate share of all increases in direct expenses. The term "Direct Expense" as used herein shall include all taxes and assessments (general and special), all utilities rates, insurance, operation and maintenance of the Building, the land on which it is located and areas adjacent to it, and the parking area and surrounding premises and all other impositions (ordinary and extraordinary) of every kind and nature whatsoever, which may be levied, assessed or imposed upon leased premises or any part thereof, or upon any improvements at any time situated hereon, accruing or becoming due and payable during the term of this lease. However, the following shall be excluded from direct expenses: Costs of structural, alterations, commissions paid for leasing, and depreciation. No decrease in direct expenses shall reduce Lessee's rent below the annual sum set forth in this Lease. Lessee's proportionate share shall be a fraction of the numerator of which is the net rentable square feet comprising the Leased Premises and the denominator of which is 13,131 square feet (the "total rentable Building area").

  (b) Lessor shall give to Lessee on or after the first day of each calendar year subsequent to the commencement date of this lease, a statement of the increase or decrease , in rent payable by Lessee due to Lessee's proportionate share of increases or decreases in direct expenses, but failure of Lessor to give such statement by said date shall not constitute a waiver by Lessor of its rights to require additional rental under the terms of this paragraph correspondent to Lessee's proportionate share of such increases in direct expenses.

  (c) The amount of direct expenses for the preceding calendar year divided by the total net rentable Building area hereunder shall be used as an estimate for the current year and this amount less the base expense amount shall be divided in twelve (12) equal monthly installments which Lessee shall pay to Lessor as additional rent concurrently with the monthly payments of base rent payable hereunder , commencing with the monthly rent payment next following receipt of statement. These payments shall continue until the following year's statement is rendered. If actual direct expenses exceed the estimated amount payable hereunder, then upon receipt of a statement from Lessor, Lessee shall pay a lump sum equal to any unpaid amount of his prorate share of the preceding calendar years actual increase in direct expenses over the base expense amount; and the monthly installments to be paid for the then current year shall be adjusted to reflect such increase. If Lessee leased the Lease Premises for less than a full calendar year, Lessee's liability for additional rent as computed herein shall be prorated.

  (d) Notwithstanding anything contained herein, the rent payable by Lessee shall in no event be less than the base rent specified in this paragraph.

  3.03 Late Charge. Each and every installment of rent, including any additional rental or other charges which is not received within five (5) days after the due date hereunder for any reason whatsoever, Lessee shall bear a late

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fee at the rate of 10% of all charges due and $10.00 per day from the due date under the terms of this lease until the date it is paid.

  3.04 Security Deposit. $1,150.00 shall be deposited for the designated premises. The security deposit shall be held by Lessor without liability for interest and as security for the performance by Lessee and Lessee's covenants and obligations under the terms of this Lease. It is expressly understood that the security deposit shall not be considered as advance payment of rental or a measure of Lessor's damages in case of default by Lessee. Lessor may commingle the security deposit with Lessor's other funds. This amount shall be retained by Lessor until the following conditions have been met:

       (a) Thirty (30) days written notice of intent to vacate prior to the ending lease date or any holding over by Lessee; and

       (b) Deductions,if any, have been made from the Security Deposit for (1) any unpaid sum due under the lease,(2) any impositions and assessments or repairs (beyond reasonable wear), and failure to clean vacated premises; and

  (C) After Inspection by Lessor of the vacated premises.


                                  ARTICLE IV.

                                Use of Premises

  (a) That the Lessor at his own expense shall be responsible for repairs to its equipment and fixtures due to ordinary use. Lessee shall take good care of the property and its fixtures, and suffer no waste; and shall, at Lessee's own expense and cost, keep said premises (including plate glass); the plumbing work, closets, pipes and fixtures from misuse and negligence belonging thereto in good repair; and to the satisfaction of the municipal and police authorities, during the term of this lease, and at the end or other expiration of the term shall deliver up the demised premises in good order and condition, natural deterioration and damage by fire and the elements only excepted; all alterations and improvements, except trade fixtures, put in at the expense of Lessee shall be the property of the Lessor and shall remain upon and be surrendered with the premises as a part thereof at the termination of this lease. Lessee agrees to accept possession of the premises in their present condition and to allow for changes in such condition occurring by reasonable deterioration between the date Lessee occupies said premises; that no improvements or alterations shall be made in or to the hereby demised premises without the consent of the Lessor in writing.

  (b) That the Lessee within his control, shall promptly execute and fulfill all the ordinances of the city corporation applicable to said premises and all orders and requirements imposed by the Board of Health, Sanitary and Police Departments, for the correction, prevention and abatement of nuisances in or upon or connected with said premises during the said term, at Lessee's expense.

  (c) That the Lessee shall not assign this agreement or underlet the premises, or any part thereof (except as may be mentioned herein) or make any alterations in the building (except as may be mentioned herein), without the

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consent of the Lessor in writing; or occupy or permit or suffer the same to be occupied for any business or purpose deemed extra hazardous on account of fire.

  (d) That Lessee shall, in case of fire, give to the Lessor, who shall thereupon cause the damage to be repaired forthwith; but if the premises be by the Lessor deemed so damaged as to be unfit for occupancy, or if the Lessor shall decide to rebuild or remodel the said building, the lease shall cease, and the rent be paid to the time of fire.


                                   ARTICLE V.

                           Maintenance And Acceptance


  5.01 Acceptance of Premises. Unless Exhibit "A" Page 4 is accepted, signed and attached, Lessee agree that the Lease premise has been inspected and Lessee has accepted lease space as is.

  5.02 Landlord's Services. So long as Lessee is not in default hereunder, Lessor shall furnish to Lessee and the Lease Premises during reasonable and usual business hours the following services:

  (a) Water (cold and hot) at those points of supply if currently being provided in lease space.

  (b)  Waste Containers is provided for tenants use.

  (c) Heated or refrigerated air is available during normal work hours and for a reasonable time there after, except for such time needed for repairs or routine maintenance, in season, at such temperatures and in such amounts as are considered by Lessor to be reasonable. Whenever machines or equipment which generate excessive heat are used in the Lease Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor may, at its option, install supplementary air conditioning units in the Lease Premises and the cost of all equipment, materials, installations, repair and maintenance thereof, shall be borne solely by Lessee, and Lessee agrees to pay such costs to Lessor, within ten (10) days after receipt from Lessor by Lessee of written notice of such amount due. Lessor agrees to notify Lessee in advance if any equipment Lessee elects to install in the Lease Premises will cause supplementary air conditioning units to be installed, if Lessee first gives written notice to Lessor of its intent together with a description of the subject equipment sufficient for Lessor to make its determination. Notice is to be given at least ten (10) days prior to installation.

  (d) Electric lighting for all public and common areas in the manner and to the extent deemed by Lessor to be standard;

  (e) Electric current in the manner and to the extent deemed by Lessor to be standard for office use;

  (f) Parking lot, walkways and other common areas will be maintained in a manner deemed suitable by Lessor;

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  (g)  Reasonable security measures for the common areas of the Building during normal business hours.

    Failure to any extent to furnish or any stoppage, interruption, failure or any inadequacy of these defined services resulting from causes beyond the control of Lessor, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, or permit an abatement of rent, nor relieve Lessee from compliance with any covenant, condition or agreement hereof. Should any equipment or machinery installed by Lessor as part of the Lease Premises, or otherwise be an appurtenant part of the Building in which the Lease Premises are located, breakdown, or for any cause except the negligent acts or omissions of Landlord or its agents, cease to function properly Lessor shall use reasonable diligence to repair same promptly, but Lessee shall have no right to abatement of rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.


 5.03 Lessor's Liability for Utility Cost. Lessor's liability for costs and expenses for heating and air conditioning services and electricity services shall include the furnishing of said services to the Lease Premises as long as Lessee is not in breach hereof and subject to 5.02 (c).


 5.04 Rules of Building. Lessee and Lessee's agents, employees, invitees, licensees and visitors shall, at all times, fully comply with all the requirements or rules of the Building which are attached hereto as Exhibit "B", and made a part hereof as though fully set forth herein.

  5.05 Repair and Maintenance. Lessee will, at Lessee's own cost and expense, keep the Lease Premises in sound condition and good repair; provided that Lessor shall maintain the structural and exterior components of the Building in sound condition and good repair at Lessor's cost and expense. Lessee shall repair or replace any damage or injury done to the Building or any part thereof by Lessee, Lessee's agents, employees or invitees, and if Lessee fails to make such repairs or replacements promptly, or within fifteen (15) days of occurrence, Lessor may, at its option, make such repair or replacement and Lessee shall repay the cost thereof to Lessor upon demand. Lessee shall permit Lessor, its officers, agents and representatives, after proper notice, to enter into and upon any and all parts of the Leased Premises, at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Lessor may deem necessary, and Lessee shall not be entitled to any abatement or any reduction of rent by reason thereof. Lessor shall have the absolute right to enter Lessee premises for emergency repairs without notice.

                                  ARTICLE VI.

                        Obligations of Lessor and Lessee

6.01 Taxes on Lessee's Property. Lessee shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Lessee in the Promises. If any such taxes for which Lessee is liable are levied or assessed against Lessor, or Lessor's property, and if Lessor elects to pay the same or if the assessed value of Lessor's property is increased by inclusion of personal property, furniture, or fixtures placed by Lessee in the Lease Premises, and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor upon demand that part of such taxes for which Lessee is primarily liable hereunder.

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6.02 Alteration, Additions and Improvements. Lessee shall not make any alterations, additions or improvements to the Lease Premises without the prior written consent of Lessor. Consent for nonstructural alterations, additions, or improvements shall not be unreasonably withheld by Lessor. Any additions, alterations or improvements made by Lessee to the Lease Premises shall become and remain the property of the Lessor. However, upon termination of this Lease, and if termination is not due to an event of default by Lessee, Lessee shall immediately repair and restore, at Lessee's expense, all plumbing, walls, flooring, carpet, and ceiling to the same condition as existed immediately prior to said installation and as required by Lessor.


  6.03 Damage or Destruction. If the Leased Premises shall be damaged by fire or other cause without fault or neglect of Lessee, its agents, employees, licensees, or invitees, the damage shall be promptly repaired by the Lessor and the rent, until such repairs are substantially completed, shall be abated on a per them basis as to the part of the Lease Premises which is not usable for ordinary business purposes of Lessee as determined by Lessor or Lessor's architect, If all or any part of the Lease Premises or Building is damaged due to fault or neglect of Lessee, its invitees, agents, employees, or licensees, without prejudice to any other rights and remedies of Lessor, the damage shall be promptly repaired by Lessor at Lessee's expense and there shall not be apportionment or abatement of rent. In the event that Lessor makes such repairs, Lessee agrees to pay on demand all of Lessor's costs and expenses so incurred, together with interest on all sums so advanced at the rate of twelve percent (12%) per annum from the date of expenditure of such sums until repayment by Lessee, Any such charges shall be payable as additional rent hereunder.

  6.04 Condemnation. If during the term of this Lease or any extension or renewal thereof, all or a portion of the Leased Premises should be taken for any public or quasi- public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, at the option of the Lessor or Lessee this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective as of the date of the taking of said Lease Promises by the condemning authority. Lessor shall receive the entire award from any such taking, except any portion of the award attributable to fixtures, tenant improvements, and personal property placed on the Lease Premises at Lessee's expense.

  6.05 Mechanic's Lien. Lessee will not permit any mechanic's lien or liens to be placed upon the Lease Premises or the Building or improvements thereon during the term hereof, and in case of the filing of any such Lien, Lessee will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Lessor to Lessee, the Lessor shall have the right and privilege, at Lessor's option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of its bill therefor, together with interest at ten percent (10%) per annum until repaid.

                                  ARTICLE VII.

                      Indemnity, Liability and  Insurance

  7.01 Indemnification. Lessee agrees to indemnify and hold harmless Lessor against any and all claims, demands, damages, costs and expenses, including reasonable attorney's fees not to exceed $150.00 Dallas Per Hour for the defense thereof, arising from the conduct or management (if Lessee's business or its use of the Lease Premises

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or from any breach on the part of Lessee of any term or condition of this Lease, or from any act or negligence of Lessee, its agents, contractors, employees, subtenants, guests, or invitees, in or about the Lease Premises. In case of any such action or proceeding brought against Lessor, Lessee covenants to defend such action or proceeding by counsel acceptable to Lessor.

  7.02 Insurance. Lessee shall, at its sole cost and expense, procure and maintain throughout the term of this Lease a policy or policies of insurance insuring Lessee against any and all liability for bodily or other injury to, or death of a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Lease Premises or by the conditions of the Lease Premises (including the contractual liability of Lessee to indemnify Lessor contained herein), the limits of such policy or policies is to be in an amount not less than Three Hundred Thousand Dollars ($300,000) in respect to injuries to or death of any one person, and in the amount of not less than One Hundred Thousand Dollars ($1 00,000) with respect to property damaged or destroyed or with such other limits as may be required by Lessor, and to be written by an insurance company or companies satisfactory to Lessor and licensed to do business in the State of Texas, with Lessor named as an additional insured. Lessee shall obtain a written obligation from each insurance company to notify Lessor at least ten (10) days prior to cancellation of such insurance. Such policies or duly executed certificate of insurance relating thereto shall be promptly delivered to Lessor and renewals thereof, as required, shall be delivered to Lessor upon the expiration of each respective policy term, If Lessee fails to comply with the foregoing requirements relating to insurance, Lessor may obtain such insurance and Lessee shall pay to Lessor immediately on demand premium costs thereof plus interest on any sums so advanced at the highest lawful rate per annum (if there is no maximum rate of interest provided by law with respect to such sums so advanced, said sums shall bear interest at the rate of twelve percent (12%) per annum from the date of the expenditure of such amount until repayment by Lessee.) Any such charges shall be payable in addition to other rent hereunder.

                                 ARTICLE VIII.

                            Assignment and Sublease

  8.01 Assignment and Subletting by Lessee. Lessee shall have the right, but only with the prior written consent of Lessor, to assign this Lease, and any interest therein, and to sublet the Lease Promises, or any part thereof, or any right or privilege appurtenant thereto, provided each assignee assumes in writing all of Lessee's obligations under this Lease, and Lessee shall remain liable for each and every obligation under this Lease. Lessor agrees that its consent shall not be unreasonably withheld.

  8.02 Assignment by Lessor. Lessor is expressly given the right to assign any or all of its interest under the terms of this Lease.

                                  ARTICLE IX.

                               Events of Default

  9.01 The following events shall be deemed to be "events of default" by Lessee under this Lease:

       (a) Lessee shall fail to Pay any installment of rent and/or additional rent as the same becomes due

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and payable and continues in default for ten (10) days after written notice of default from Lessor.

       (b) Lessee shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after written notice thereof to Lessee.

       (c) Lessee shall make an assignment for the benefit of creditors.

       (d) Lessee shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder and such adjudication shall not be vacated or set aside or stayed within the time permitted by law.

       (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee and such receivership shall not be terminated or stayed within the time permitted by law.

       (f) Lessee has removed a substantial amount of furnishings from the Lease Premises and rental is delinquent at the time of removal.

  9.02 Remedies. Upon the occurrence of any event of default specified in
Section 9.01 hereof, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

       (a) Terminate this Lease in which event Lessee shall immediately surrender the Lease Promises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to another remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, and Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such terminations, whether through inability to relet the premises on satisfactory terms or otherwise. Lessor shall have no duty of mitigation.

       (b) Enter upon the Lease Premises and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any reasonable expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action.

       No re-entry or taking possession of the Lease Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting or re-entry or taking possession, Lessor may at any time thereafter elect to terminate this Lease for a previous default, Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions, and covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The loss or damage that Lessor may suffer by reason of an event of default hereunder shall include the expense of repossession and any repairs or remodeling undertaken by Lessor following repossession. Should Lessor at any time terminate this Lease for any event of default, in addition to any other remedy Lessor may

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have, Lessor may recover from Lessee all damages Lessor may incur by reason of such default, including reasonable attorney fees, cost of recovering the premises and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of said term, all of which amounts shall be immediately payable from Lessee to Lessor.

       Lessor shall not be liable to Lessee, its officers, agents, executor, or assigns for any act by Lessor or its employees to enter the Lease Premises by force or otherwise, or for retaking of the Lease Premises following any event of default by Lessee.

  9.03 Surrender of Premises. No act or thing done by the Lessor or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Lease Premises, and no agreement to accept a surrender of the premises shall be valid unless the same be made in writing and subscribed by Lessor.

  9.04 Lessor's Lien. Lessor shall retain all statutory Landlord's Liens on the property of Lessee.

                                   ARTICLE X.

                               Lessee's Authority

  10.01 If Lessee is a corporation then Lessee represents and warrants that its execution of this Lease is by its duly authorized officer(s) or agent(s) and that all legal and corporate prerequisites have been completed, and that by such execution and signing, the Lessee shall be bound hereunder.

 10.02 Lessee upon request by Lessor, agrees to furnish to Lessor a copy of the appropriate resolution evidencing the corporate approval by Lessee, setting forth the authority of its officer(s) or agent(s) executing this Lease on behalf of Lessee, certified by the current Secretary of the Lessee to be true, correct, and unchanged, and in effect on the day of execution of this Lease,

  10.03 Lessee acknowledges the Guaranty attached hereto as Exhibit "C" and Incorporated herein for all purposes and given to induce Lessor to enter Into this Lease.

                                  ARTICLE XI.

                                 Miscellaneous

  11.01 Holding Over. Should Lessee, or any of its successors in interest, hold over the Lease Premises, or any part hereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to the rent payable for the last month of the term of this Lease Plus ten percent (10%) of such amount. The Inclusion of the preceding sentence shall not be construed as Lessor's consent for Lessee to hold over.

  11.02 Mortgages. Lessee accepts this Lease subject to any Deeds of Trust, security interest, or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein or on the Lease Premises

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and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Building. Lessee shall at any time hereafter, on demand, execute any instruments, releases, or other document that may be required by any mortgages for the purpose of subjecting and subordinating this Lease to the lien of any such Deed of Trust, security interest, or mortgage hereafter constituting a lien on the Building or improvements therein or the Lease Premises. Lessor at its sole option shall have the right to waive the applicability of this section so that this Lease will not be subject and subordinate to any such Deed of Trust, security interest, or mortgage hereafter constituting a lien on the Building or improvements therein or the Lease Premises, Lessor at its sole option shall have the right to waive the applicability of this section so that this Lease will not be subject and subordinate to any such Deed of Trust, security interest or mortgage.

  11.03 Notices and Address. All notices provided to be given under this Lease shall be given by certified or registered mall addressed to the party at the location shown hereinbelow, and the same shall be deemed mailed when properly addressed and deposited in a U.S. Mail receptacle:

       LESSOR:

            Swiss/M Limited Partnership
            dba: Plaza Tower & Garden Offices
            2121 W. Airport Freeway Ste # 460
            Irving, Texas 75062

       LESSEE:

            Labortatory Specialists, Inc.
            113 Jarrell Dr.
            Belle Chasse, LA  70037


  11.04 Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the contest otherwise requires.

  11.05 Parties Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Lease.

  11.06 Texas Law to Apply. This Lease shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Irving, Dallas County, Texas.

  11.07 Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions thereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

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  11.08 Prior Agreements Superseded. This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

  11.09 Amendment. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

  11.10 Joint and Several Liability. If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several. If there be a guarantor of Lessee's obligations hereunder, the obligations hereunder imposed upon Lessee shall be the joint and several obligations of Lessee and such guarantor and Lessor need not first proceed against the Lessee hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, incase of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

  11.11 Rights and Remedies Cumulative. The rights and remedies provided by this Lease agreement are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, stature, ordinance or otherwise.

  11.12 Waiver of Default. Any waiver by, or failure to act, by the Parties hereto of any default, breach of any term, condition, or covenant of this Lease shall not be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

  11.13 Attorney's Fees. If either Lessor, or Lessee brings suit to enforce its rights hereunder then the prevailing party shall be entitled to recover its reasonable attorney's fees and costs incurred in the proceeding from the non-prevailing party.

  11.14 Force Majeure. Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this Lease for so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any Other cause not reasonably within the control of Lessor and Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

  11.15 Time of the Essence. Time is of the essence of this agreement.

  11.16 Corporate Authority. If Lessee or any guarantor hereunder is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation and in accordance with its terms.

  11.17 Subordination. Lessee hereby subordinates this Lease and all rights of Lessee hereunder to any mortgage, or mortgages, or Vendors Lien, or similar instruments which now are or may from time to time be placed upon the premises covered by this Lease; and such mortgage, or mortgages, or liens or other instruments shall be

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

superior to and prior to this Lease. Lessee agrees to execute any instrument or instruments which may be deemed necessary, or desirable to effect the subordination of this lease to each mortgage, Lien, or instrument.

  11.18 Waiver of Subrogation. Lessor and Lessee hereby waive all rights of subrogation by any insurance company issuing policies carried by the other with respect to the Building, Lease Premises, Lessee's fixtures, personal property, leasehold improvements, or Lessee's business.

  11.19 Estoppel Certificates. Lessee will, at any time and from time to time, upon not less than ten (10) business days prior request by Lessor execute, acknowledge and deliver to Lessor a statement in writing, executed by Lessee, certifying that this Lease is unmodified and in full effect, or if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications, and the dates to which the rent has been paid, and either stating that to the knowledge of the signor of such certificate no default exists hereunder or specifying each such default of which the signor has knowledge; it being intended that such statement by Lessee may be relied upon by any prospective purchaser or mortgagee of the Building.

  11.20 Special Provisions. The Parties hereto acknowledge and agree that the terms and provisions of each Exhibit or Addendum attached hereto, if any, shall be and constitute a part of this Lease as though fully Set forth herein. In the event that a provision of any Exhibit or Addendum attached hereto shall be inconsistent with the provision In the body of this Lease, the provision as set forth in the Exhibit or Addendum shall control. Such other and further terms and provisions of this Lease as agreed to by the Parties hereto are as follows:

IN WITNESS WHEREOF, the undersigned Lessor and Lessee hereto execute this agreement in duplicate as of the day and year first above written.

LESSOR:    PLAZA TOWER OFFICE BUILDING

By:


By:


LESSEE:    LABORATORY SPECIALISTS, INC.


By:  /s/Robert A. Gardebled, Jr.


        THE FOLLOWING EXHIBITS HAVE NOT BEEN INCLUDED:

        EXHIBIT A FLOOR PLAN

        EXHIBIT B RULES AND REGULATIONS

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